Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our  reports dated February 26, 2020, with  respect to the  consolidated financial  statements and internal control over financial reporting included in the Annual Report of The St. Joe Company on Form 10-K for the year ended December 31, 2019.  We consent to the incorporation by reference of said reports in the Registration Statements  of The St. Joe Company on Form S-3 (File No. 333-209264) and on Form S-8 (File No. 333-211183).

/s/ Grant Thornton LLP

Tampa, Florida

February 26, 2020